UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2007
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction incorporation) of	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
2007 Actions Under Incentive Compensation Plans
On January 23, 2007, the Compensation and Organization Committee (the “Committee”) of the Board of Directors of the registrant, at the request of the Chairman and Chief Executive Officer, adopted a limit on the amount that may be paid to the Chairman and Chief Executive Officer under the registrant’s Executive Strategic Incentive Plan I (the “ESI Plan I”) for the 2003-2006 award period. Except for the limit, the amount of the 2003-2006 award, which is expressed in the form of Phantom Share Units, is determined by achievement against specific Cash Flow Return on Gross Capital and Earnings Per Share growth targets, weighted equally, appreciation or depreciation in the market value of the registrant’s common shares and the individual participant’s personal performance. The award will be paid in cash.
The Committee took this action at the request of the Chairman and Chief Executive Officer following several discussions, which began in early 2006. In these discussions, the Chairman and Chief Executive Officer highlighted for the Committee the impact of the difficult and unique actions the Company implemented during 2006 as part of its Excel 07 Program. This Program was initiated in the first quarter of 2006 to address resource levels and operating performance in businesses which underperformed in 2005 and businesses in which markets were expected to soften beginning in 2006 and extending into 2007. He noted that these actions had adversely impacted a significant number of Eaton associates and locations, including plant closings, employee reductions and restructurings. In light of these difficult and unique Company actions, he expressed the view that his award for this period under the ESI Plan I should be no greater than his award for the 2002-2005 award period. At its January 23, 2007 meeting, the Committee took up the Chairman and Chief Executive Officer’s request on this matter and agreed to reduce his 2003-2006 award to the same level as his 2002-2005 award. All of the registrant’s executive officers participate in the ESI Plan I; however, the limit described in this report applies only to the Chairman and Chief Executive Officer. A copy of the ESI Plan I is filed as Exhibit 10(b) to the registrant’s Form 10-K Annual Report for the year ended December 31, 2002.
The Committee has responsibility for setting the total compensation for the Chairman and Chief Executive Officer. The Committee consists of five independent non-employee directors and is advised by independent compensation consultants retained and directed by the Committee. The Committee meets in executive session (with no members of the Company’s management in attendance) to review the comprehensive market data for the Chairman and Chief Executive Officer’s position and to establish an annual total compensation plan for the Chairman and Chief Executive Officer. Other than the matter described above, the recommendations by the Chairman and Chief Executive Officer are not typically part of the formal process of establishing compensation for the Chairman and Chief Executive Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION

Date: January 29, 2007	/s/ R. H. Fearon

R. H. Fearon Executive Vice President - Chief Financial and Planning Officer